Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated September 9, 2008, in Post-Effective Amendment No. 2 to the Registration Statement (Form S-1 No. 333-140025) and related Prospectus of Education Management LLC.
/s/ Ernst & Young LLP
Pittsburgh, Pennsylvania
November 21, 2008